Ex T3B.66

URC OF DOVER, INC.

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BY-LAWS

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ARTICLE I

OFFICES

Section 1. The registered office of the corporation shall be in Concord, New Hampshire.
Section 2. The corporation may also have offices at such other places both within and without the State of New Hampshire as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

ANNUAL MEETINGS OF SHAREHOLDERS

Section 1. All meetings of shareholders shall he held at such place as may be fixed from time to time by the board of directors.
Section 2. Annual meetings shall be held at such place in or out of the State of New Hampshire as the directors shall from time to time fix.
Section 3. Written or printed notice of the annual meeting stating the place, day and hour of the meeting shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

ARTICLE III

SPECIAL MEETINGS OF SHAREHOLDERS

Section 1. Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of New Hampshire as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
Section 2. Special meetings of shareholders for any purpose or purposes may be called by the president, board of directors, or the holders of not less than one-tenth of all the shares entitled to vote at the meeting.
Section 3. Written or printed notice of a special meeting stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.
Section 4. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

ARTICLE IV

QUORUM AND VOTING OF STOCK

Section 1. A majority of the shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation.  If, however, such quorum shall not be present or represented at any meeting of shareholders, the shareholders present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall he present or represented.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.
Section 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by law or the articles of incorporation.
Section 3. Unless the articles of incorporation shall otherwise provide, each outstanding share of stock having voting power, regardless of class, shall be entitled to one vote on each matter submitted to a vote at the meeting of shareholders.  A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

In all elections for directors, every shareholder entitled to vote, shall have the right to vote, in person or by proxy, the number of shares owned by him, for as many persons as there are directors to be elected, or to cumulate the vote of said shares by giving one candidate as many votes as the number of directors multiplied by the number of his shares of stock shall equal, or by distributing his vote on the same principal among any number of candidates.
Section 4. Any action required to be taken at a meeting of the shareholders or any action which may be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE V

DIRECTORS

Section 1. The number of directors shall be three.  Directors need not be residents of the State of New Hampshire nor shareholders of the corporation.  The directors, other than the first board of directors, shall be elected at the annual meeting of shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified.  The first board of directors shall hold office until the first annual meeting of shareholders.
Section 2. Any vacancy occurring in the hoard of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

Any directorship to be filled by reason of an increase in the number of directors may be filled by the board of directors for a term of office continuing only until the next succeeding annual meeting of shareholders.
Section 3. The business and affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.
Section 4. The directors may keep the books of the corporation, except such as required by law to he kept within the state, outside the State of New Hampshire, at such place or places as they may from time to time determine.
Section 5. The board of directors by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have the authority to establish reasonable compensation of directors, officers or otherwise.

ARTICLE VI

MEETINGS OF THE BOARD OF DIRECTORS

Section 1. Meetings of the board of directors, regular or special, may be held within or without the State of New Hampshire.
Section 2. The first meeting of each newly elected hoard of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall he present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.
Section 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the hoard.
Section 4. Special meetings of the board of directors may he called by the president on no fewer than ten nor more than sixty days’ notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.
Section 5. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice.

ARTICLE VII

EXECUTIVE COMMITTEE

Section 1. The board of directors, by resolution adopted by a majority of the full board of directors, may designate two or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise required by law.  Vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors.  The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.

ARTICLE VIII

NOTICES

Section 1. Whenever, under the provisions of the statutes or of the articles of incorporation or of these bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be delivered at the time when the same shall be deposited in the United States mail.  Notice to directors may also be given by telegram.
Section 2. Whenever any notice is required to be given under the provisions of the statutes, or under the provisions of the articles of incorporation or bylaws, a waiver thereof in writing signed by the person or persons entitled to the notice, whether before or after the lime stated therein, shall be deemed equivalent to the giving of notice.

ARTICLE IX

OFFICERS

Section 1. The officers of the corporation shall be elected by the board of directors and shall consist of a president, a secretary, and a treasurer, and there may be such other officers and assistant officers and agents as the board of directors shall from time to time appoint.  Any two or more offices may be held by the same person.
Each officer of the corporation has the authority and shall perform the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of to her officers; provided, that the Secretary shall have the responsibility for custody of the minutes of the directors’ and shareholders’ meetings and for authenticating records of the corporation.
Section 2. The officers of the corporation shall hold office until their successors are chosen and qualify.  Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors.  Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

ARTICLE X

CERTIFICATES FOR SHARES

Section 1. The shares of the corporation shall be represented by certificates signed by the chairman or vice-chairman of the board of directors or the president or a vice-president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.
When the corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.
Section 2. Any or all of such signatures upon a certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, it may be issued by the corporation with the same effect as if he were the officer, transfer agent or registrar at the date of its issue.

LOST CERTIFICATES

Section 3. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed.  When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

TRANSFERS OF SHARES

Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.

CLOSING OF TRANSFER BOOKS

Section 5. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix a record date, in advance, that may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders.

REGISTERED STOCKHOLDERS

Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof; except as otherwise provided by the laws of New Hampshire.

ARTICLE XI

GENERAL PROVISIONS

DIVIDENDS

Section 1. Subject to the provisions of the articles of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the articles of incorporation.
Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

Section 4. The fiscal year of the corporation shall he fixed by resolution of the board of directors.

SEAL

Section 5. The corporate seal shall be in such form as the Board of Directors shall determine or the law require.

ARTICLE XII

AMENDMENTS

Section 1. The power to alter, amend or repeal the bylaws or adopt new bylaws, subject to repeal or change by action of the shareholders, shall be vested in the board of directors unless reserved to the shareholders by the articles of incorporation.